Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Ford Motor Credit Company LLC Registration Statement Nos. 333-253293 and 333-263478 on Form S-3

We hereby consent to the incorporation by reference in the aforementioned Registration Statements of Ford Motor Credit Company LLC of our report dated February 2, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan
February 2, 2023